EXHIBIT 3.1

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                               MOTIENT CORPORATION


         MOTIENT CORPORATION, a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "Corporation"), hereby certifies as follows:
         1. The name of the Corporation is MOTIENT CORPORATION; it was originally incorporated under the name "American Mobile Satellite Consortium, Inc.," and its original Certificate of Incorporation was filed on May 3, 1988 and renamed "American Mobile Satellite Corporation" in its Certificate of Incorporation.

         2. This Restated Certificate of Incorporation, the entirety of which is set forth below, has been duly adopted in accordance with Section 245 of the Delaware General Corporation Law, only restates and integrates and does not further amend the provisions of the Corporation's certificate of incorporation as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

         FIRST:  The name of the Corporation is MOTIENT CORPORATION.

         SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the name of its registered agent at that address is The Corporation Trust Company.

          THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, including specifically to act as the registered agent of its wholly owned subsidiaries.

         FOURTH:
         A. Authorized  Capital Stock. The total number of shares of all classes
            -------------------------
of stock which the Corporation shall be authorized to issue shall be one hundred fifty million two hundred thousand (150,200,000) shares. One hundred fifty million (150,000,000) of said shares shall be of a par value of $.01 per share and shall be designated common stock ("Common Stock") and two hundred thousand (200,000) of said shares shall be of a par value of $.01 per share and shall be designated Series Preferred Stock.

         B. Series  Preferred  Stock.  The Series  Preferred Stock may be issued
            ------------------------
from time to time by the board of directors as herein provided in one or more series. The designations, relative rights, preferences and limitations with respect to the Series Preferred Stock, and with respect to the shares of each series thereof, may, to the extent permitted by law, be similar to or may differ from those of any other series. The board of directors of the Corporation is hereby expressly granted authority, subject to the provision of this Article FOURTH, to issue from time to time Series Preferred Stock in one or more series, and to fix from time to time before issuance thereof, by filing of a certificate pursuant to the General Corporation Law of the State of Delaware, the number of shares in each such series, and all designations, relative rights (including the right, to the extent permitted by law, to convert into shares of any class or into shares of any series of any class), preferences and limitations of the



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shares in each such series,  including,  but without  limiting the generality of the foregoing, the following:

         1. The number of shares to constitute such series (which number may at any time, or from time to time, be increased or decreased by the board of directors, notwithstanding that shares of the series may be outstanding at the time of such increase or decrease, unless the board of directors shall have otherwise provided in creating such series) and the distinctive designation thereof;

         2. The dividend rate on the shares of such series, whether or not dividends on the shares of such series shall be cumulative and the date or dates, if any, from which dividends thereon shall be cumulative;

         3. Whether or not the shares of such series shall be redeemable, and, if redeemable, the date or dates upon or after which they shall be redeemable and the amount or amounts per share payable thereon in the case of the redemption thereof, which amount may vary at different redemption dates or otherwise as permitted by law;

         4. The right, if any, of holders of shares of such series to convert the same into, or exchange the same for, shares of Common Stock or other securities as permitted by law, and the terms and conditions of such conversion or exchange, as well as provisions for adjustment of the conversion rate in such events as the board of directors shall determine;

         5. The amount per share payable on the shares of such series upon the voluntary and involuntary liquidation, dissolution or winding up of the Corporation;

         6. Whether the holders of shares of such series shall have voting power, full or limited, in addition to the voting powers provided by law, and, in case additional voting powers are accorded, to fix the extent thereof; and

         7. Generally to fix the other rights and privileges and any qualifications, limitations or restrictions on such rights and privileges of such series, provided, however, that no such rights, privileges, qualifications, limitations or restrictions shall be in conflict with the Certificate of Incorporation of the Corporation or with the resolution or resolutions adopted by the board of directors providing for the issue of any series of which there are shares then outstanding.

         C. Voting.
            ------

         1. On all matters upon which holders of Common Stock are entitled or permitted to vote, every holder of Common Stock shall be entitled to one (1) vote in person or by proxy for each share of Common Stock standing in such holder's name on the transfer books of the Corporation.

         2. Except as otherwise specifically provided in the certificate filed pursuant to law with respect to any series of Series Preferred Stock or as otherwise provided by law, the Series Preferred Stock shall not have any right to vote on any matters submitted to the stockholders of the Corporation, including, without limitation, the election of directors. In all instances in which voting rights are granted to Series Preferred Stock or any series thereof, such Series Preferred Stock or series shall vote as provided in the certificate filed pursuant to law with respect to any series of Series Preferred Stock or as otherwise provided by law.

         D. Dividends.  The holders of Common Stock shall be entitled to receive
            ---------
dividends and distributions of the Corporation when and as declared by the board of directors out of funds legally available therefor. Dividends on the outstanding Series Preferred Stock of each series shall be declared and paid or set apart for payment before any dividends shall be declared and paid or set apart for payment on the Common Stock with respect to the same dividend period. Dividends on any shares of Serie Preferred Stock shall be cumulative only if and to the extent set forth in a certificate filed pursuant to law. After dividends on all shares of Series Preferred Stock (including cumulative dividends if and to the extent any such shares shall be entitled thereto) shall have been declared and paid or set apart for payment with respect to any dividend period, then and not otherwise as long as any shares of Series Preferred Stock shall remain outstanding, dividends may be declared and paid or set apart for payment with respect to the same dividend period on the Common Stock out of the assets or funds of the Corporation legally available therefor.

         E.  Liquidation,  Dissolution  or  Winding  Up.  In  the  event  of any
             ------------------------------------------
liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, each series of Series Preferred Stock shall have preference and priority over the Common Stock for payment of the amount to which each outstanding series of Series Preferred Stock shall be entitled in accordance with the provisions thereof and each holder of Series Preferred Stock shall be entitled to be paid in full such amount, or hav a sum sufficient for the payment in full set aside, before any payments shall be made to the holders of the Common Stock. If upon liquidation, dissolution or winding up of the Corporation, the assets of the Corporation or the proceeds thereof, distributable among the holders of the shares of all series of Series Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable if all amounts payable thereof were paid in full. After the holders of the Series Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled, or a sum sufficient for the payment in full set aside, the remaining net assets of the Corporation, after payment or provision for payment of the debts of the Corporation, shall be distributed pro rata to the holders of the Common Stock, to the exclusion of the holders of Preferred Stock. A consolidation or merger of the Corporation with or into another corporation or corporations, or a sale, whether for cash, shares of stock, securities or properties, of all or substantially all of the assets of the Corporation, shall not be deemed or construed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Article FOURTH.

         F.  Redemption  of Series  Preferred  Stock.  In the event that  Series
             ---------------------------------------
Preferred Stock of any series shall be made redeemable as provided in subsection
B.3 of this Article FOURTH, the Corporation, at the option of the board of directors, may redeem at any time or times, and from time to time, all or any part of any one or more series of Series Preferred Stock outstanding by paying for each share the then applicable redemption price fixed by the board of directors as provided herein, plus an amount equal to accrued and unpaid dividends to the date fixed for redemption, upon such notice and terms as provided in the certificates filed pursuant to law with respect to such series of Series Preferred Stock.

         FIFTH: At all elections of directors of the Corporation, each holder of Common Stock shall be entitled to any many votes as shall equal the number of votes which (except for such provision as to cumulative voting) such holder would be entitled to cast for the election of directors multiplied by the number of directors to be elected, and such holder may cast all of such votes for a single director or may distribute such votes among the number of directors to be voted for, or for any two or more o them as such holder may see fit.

         The number of directors shall not be less than seven. All directors shall be elected at each election of directors by the holders of Common Stock. Elections of directors need not be by written ballot.

         SIXTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided as follows:

         1. Except as otherwise expressly provided in this Certificate of Incorporation or the bylaws, all actions of the board of directors shall be taken upon or pursuant to the affirmative vote of a majority of the directors present at a meeting at which a quorum is present.

         2. The affirmative vote of the holders of two-thirds of the issued and outstanding shares of Common Stock shall be required to approve any of the following actions:

            a. the merger or consolidation of the Corporation with or into any other entity;
            b. the dissolution or  liquidation  of the Corporation;

            c. or the sale, exchange, or lease of all or substantially all of the Corporation's property and assets.

         SEVENTH: No fractional shares of Common Stock shall be issued by the Corporation. In lieu of any fractional shares to which a holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value per share of such Common Stock.


         EIGHTH: If and to the extent permitted by the provisions governing amendment of the bylaws contained therein, the board of directors is authorized to make, repeal, alter, amend and rescind the bylaws of the Corporation.

         NINTH: To the fullest extent permitted by the General Corporation Law of Delaware or any other applicable laws presently or hereafter in effect, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article NINTH shall not adversely affect any right or protection of a director of the Corporation existing immediately prior to such repeal or modification.

         TENTH: Each person who is or was a director or officer of the Corporation shall be indemnified by the Corporation to the fullest extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article TENTH. Any repeal or modification of this Article TENTH shall not adversely affect any right or protection existing hereunder immediately prior to such repeal or modification.

         ELEVENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate, in the manner now or hereafter prescribed by statute and this Certificate, and all rights conferred on stockholders herein are granted subject to this reservation. This Certificate may not be amended, modified, rendered ineffective or repealed except by the vote of the holders of two thirds of the issued and outstanding shares of Common Stock. Other classes or series of stock shall not be entitled to vote on any such amendment, modification or other change, unless and to the extent required by applicable law.

         TWELFTH: The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, I, the undersigned, being duly elected/appointed Vice President of the Corporation, do on behalf of the Corporation make this Restated Certificate of Incorporation of the Corporation, effective April 24, 2000, hereby declaring and certifying under penalties of perjury that this is the act and deed of the Corporation and the facts herein stated are true, and accordingly have hereunto set my hand this 24th day of April , 2000.

                                         MOTIENT CORPORATION


                                         By:    /s/Randy S. Segal
                                                -----------------
                                         Name:  Randy S. Segal
                                         Title: Senior Vice President, General
                                                 Counsel and Secretary


Attested to:


/s/David H. Engvall
-------------------
Name:    David H. Engvall
Title:   Vice President, Executive Counsel and
         Assistant Secretary


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Commonwealth of Virginia
County of Fairfax, ss:

         I, Suzanne H. Podhorecki, a Notary Public, hereby certify that on the 24th day of April, 2000, David H. Engvall appeared before me and acknowledged that he is the duly authorized and elected Vice President, Executive Counsel and Assistant Secretary of Motient Corporation, that his signature was his own act and deed and the foregoing instrument, the act and deed of Motient Corporation and the facts stated therein are true.




                                              /s/Suzanne H. Podhorecki
                                              ------------------------
                                              Notary Public
                                              My Commission Expires:
                                              October 31, 2001


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Commonwealth of Virginia
County of Fairfax, ss:

         I, Suzanne H. Podhorecki, a Notary Public, hereby certify that on the 24th day of April, 2000, Randy S. Segal appeared before me and acknowledged that she is the duly authorized and elected Senior Vice President, General Counsel and Secretary of Motient Corporation, that her signature was her own act and deed and the foregoing instrument, the act and deed of Motient Corporation and the facts stated therein are true.





                                              /s/Suzanne H. Podhorecki
                                              ------------------------
                                              Notary Public
                                              My Commission Expires:
                                              October 31, 2001



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